  Exhibit 99.1

CORRECTION: Issuer Direct Reports Fourth Quarter and Full Year 2020 Results

RALEIGH, NC / ACCESSWIRE / March 5, 2021 / Issuer Direct Corporation (NYSE American: ISDR) This press release corrects, restates and supersedes in its entirety a prior version of a press release published at 4:05 p.m. Eastern Standard Time on March 4, 2021 and is updated to correct certain numbers related to the non-GAAP net income per diluted share numbers for the three months ended December 31, 2020 set forth in the table relating to the reconciliation of certain selected GAAP measures to non-GAAP measures.

The corrected press release reads in its entirety as follows:

Issuer Direct Reports Fourth Quarter and Full Year 2020 Results

Communications Revenue Increased 32% to $3.1 million or 65% of Total Revenue During the Fourth Quarter, Capping a Record Year of Revenue, EBITDA, Cash Flow from Operations and Customers

RALEIGH, NC / ACCESSWIRE / March 4, 2021 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications company, today reported its operating results for the three months and full year ended December 31, 2020.

Brian Balbirnie, CEO of Issuer Direct, commented, "I am pleased that 2020 was a successful year in many ways for our company. We closed the year strong and delivered record fourth quarter revenues, up 20% over last year. Our full year 2020 revenue growth was fueled by ACCESSWIRE, demand for virtual events and additional licenses of Platform id. Year-over-year, EBITDA increased 93% and diluted earnings per share tripled. Lastly, cash flows from operations for the year increased to $4.4 million, up from $2.9 million last year.”

Mr. Balbirnie continued, “As you will see in the discussion below, we have classified our revenues to align with our strategy of becoming a leading communications company combined with our traditional compliance business. As we continue to differentiate our business lines, this distinction is essential information for our shareholders and markets and allows us to better define our target customer profile. In keeping with this focus, our communications business grew 32% for the fourth quarter and 28% for the year. We believe we can continue to grow our communications business as we further define our brand and become a leading communications platform serving companies telling their story and connecting with their stakeholders.”

Mr. Balbirnie concluded, “Looking ahead to this year, we are excited with our existing platform offerings and the number of new features we plan to release to our customers globally during 2021. As we further execute our strategy of becoming a leading communications platform, we expect to see customer count numbers continue to grow and revenue from new products to emerge from our planned platform advancements. We also anticipate continued revenue growth from our private company customers – who are leading the growth in our overall customer counts.”

Fourth Quarter 2020 Highlights:

●
Revenue - Total revenue was $4,744,000, a 20% increase from $3,959,000 in Q4 2019 and down 3% from $4,882,000 in Q3 2020. Revenue from our Communications business increased 32% from Q4 2019 and down 8% from Q3 2020. The increase from prior year was due to growth in ACCESSWIRE revenue due to increased customer counts, an increase in webcasting and conference software revenue as a result of our new virtual products and additional subscriptions to Platform id. The decrease from Q3 2020 was due to less revenue from our conference software due to seasonality and less events during the fourth quarter. Communications revenue increased to 65% of total revenue for Q4 2020, compared to 59% for Q4 2019. Revenue from our Compliance business increased 2% from Q4 2019 and 8% from Q3 2020. The increase from Q4 2019 is primarily due to an increase in revenue from print and proxy services and the increase from Q3 2020 is due to an increase in transfer agent service revenue.

●
Gross Margin - Gross margin for Q4 2020 was $3,331,000, or 70% of revenue, compared to $2,653,000, or 67% of revenue, during Q4 2019 and $3,495,000, or 72% in Q3 2020. Communications gross margin was 73%, compared to 70% in Q4 2019 and 74% in Q3 2020. The increase in gross margin year over year is primarily related to the increase in revenue from ACCESSWIRE and our virtual products.

●
Operating Income - Operating income was $369,000 for Q4 2020, as compared to $17,000 during Q4 2019. The increase in operating income is due to the increase in gross margin partially offset by an increase in operating expenses. The increase in operating expenses is primarily due to a one-time accrual related to a sales and use tax analysis completed during the quarter of $350,000.

●
Net Income - Net income was $319,000, or $0.08 per diluted share, during Q4 2020, compared to $69,000, or $0.02 per diluted share, during Q4 2019.

●
Operating Cash Flows - Cash flows from operations for Q4 2020 were $986,000 compared to $909,000 in Q4 2019.

●
Non-GAAP Measures – Q4 2020 EBITDA was $745,000, or 16% of revenue, compared to $423,000, or 11% of revenue, during Q4 2019. Non-GAAP net income for Q4 2020 was $682,000, or $0.18 per diluted share, compared to $261,000, or $0.07 per diluted share, during Q4 2019.

Full Year 2020 Highlights:

●
Revenue - Total revenue was $18,526,000, a 14% increase from $16,295,000 in 2019, led by our Communications revenue, which increased 28% compared to 2019. The increase in Communications revenue was due to an increase in ACCESSWIRE revenue, revenue from our webcasting and conference software and additional subscriptions to Platform id. Communications revenue increased to 64% of total revenue compared to 57% during 2019. Compliance revenue decreased 6% from 2019 due to lower revenue from ARS services and our transfer agent services due to a combination of less corporate actions and directives as well as a shift from paper-based transactions to electronic processing. These decreases were partially offset by an increase in print and proxy fulfillment services.

●
Gross Margin - Gross margin was $13,111,000, or 71% of revenue, compared to $11,215,000, or 69% of revenue, during 2019. Communications gross margin was 73%, compared to 72% during 2019. The increase in gross margin is primarily related to the increase in revenue from our Communications business.

●
Operating Income - Operating income was $2,694,000 compared to $474,000 during 2019. The increase in operating income is due to the increase in gross margin as well a decrease in operating expenses.

●
Net Income – Net income was $2,106,000, or $0.56 per diluted share compared to $686,000, or $0.18 per diluted share, during 2019.

●
Operating Cash Flows - Cash flows from operations were $4,386,000 compared to $2,864,000 during 2019.

●
Non-GAAP Measures – EBITDA was $4,122,000, or 22% of revenue, compared to $2,141,000, or 13% of revenue, during 2019. Non-GAAP net income was $3,016,000, or $0.80 per diluted share, compared to $1,694,000, or $0.44 per diluted share, during 2019.

Key Performance Indicators:

●
During the quarter, the Company worked with 1,498 publicly traded customers, compared to 1,501, essentially flat from the same period last year.

●
During the quarter, the Company worked with 1,728 privately held customers compared to 1,092, up 58% from the same period last year.

●
During the quarter, we signed 32 new Platform id. subscriptions to new or existing customers with a total annual contract value of $241,000. During the full fiscal year of 2020, we signed 139 new Platform id. subscriptions to new or existing customers with a total annual contract value of $1,007,000.

●
Total Platform id. subscriptions as of December 31, 2020 were 341, with an annual contract value of $2,677,000, compared to 320 subscriptions with an annual contract value of $2,477,000 as of September 30, 2020, and 255 subscriptions with an annual contract value of $2,033,000 as of December 31, 2019.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, other non-recurring items, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended December 31,
	2020	2019
	Amount	Amount

Net income:	$319	$69
Adjustments:
Depreciation and amortization	296	406
Interest expense (income)	(1)	(56)
Income tax expense	131	4
EBITDA:	$745	$423

	Year ended December 31,
	2020	2019
	Amount	Amount

Net income:	$2,106	$686
Adjustments:
Depreciation and amortization	1,348	1,667
Interest expense (income)	(56)	(321)
Income tax expense	724	109
EBITDA:	$4,122	$2,141

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended December 31,
	2020		2019
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$319	$0.08	$69	$0.02
Adjustments:
Amortization of intangible assets (1)	117	0.03	144	0.04
Stock-based compensation (2)	72	0.02	127	0.03
Other non-recurring items(3)	270	0.07
Tax impact of adjustments (4)	(96)	(0.02)	(57)	(0.01)
Impact of discrete items impacting income tax expense (5)	—	—	(22)	(0.01)
Non-GAAP net income:	$682	$0.18	$261	$0.07

	Year ended December 31,
	2020		2019
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$2,106	$0.56	$686	$0.18
Adjustments:
Amortization of intangible assets (1)	609	0.16	718	0.19
Stock-based compensation (2)	273	0.07	523	0.13
Other non-recurring items (3)	270	0.07	112	0.03
Tax impact of adjustments (4)	(242)	(0.06)	(284)	(0.07)
Impact of discrete items impacting income tax expense (5)	—	—	(61)	(0.02)
Non-GAAP net income:	$3,016	$0.80	$1,694	$0.44

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is highly variable based on the stock price and not tied directly to the operations of the business.

3)
The adjustments relate to a one-time accrual related to sales and use tax compliance of $350,000, partially offset by a gain on extinguishment of debt of $80,000 recorded during the three months and year ended December 31, 2020.

4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)
The adjustments eliminate discrete items impacting income tax expense. For the periods ended December 31, 2019, the discrete items relate to the excess stock-based compensation benefit recognized in income tax expense during the periods as well as any return to provision adjustments impacting income tax expense.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:
March 4, 2021
Time:
4:30 PM ET
Participant:
877-407-8133 | 201-689-8040|
Live Webcast:
https://www.webcaster4.com/Webcast/Page/842/40047

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on March 4, 2022.

Toll-free:
877.481.4010
International:
919.882.2331
Reference ID:
40047
Web replay:
http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the COVID-19 pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019
(in thousands, except share and per share amounts)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$19,556	$15,766
Accounts receivable (net of allowance for doubtful accounts of $657 and $700, respectively)	2,514	2,051
Income tax receivable	—	48
Other current assets	298	141
Total current assets	22,368	18,006
Capitalized software (net of accumulated amortization of $2,761 and $2,153, respectively)	526	1,134
Fixed assets (net of accumulated depreciation of $312 and $181, respectively)	795	899
Right-of-use asset – leases	1,830	2,127
Deferred tax asset	—	256
Other long-term assets	88	77
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $5,546 and $4,937, respectively)	2,906	3,515
Total assets	$34,889	$32,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$304	$266
Accrued expenses	1,805	1,151
Note payable – short-term (net of discount of $0 and $19, respectively)	—	301
Income taxes payable	258	310
Deferred revenue	2,212	1,812
Total current liabilities	4,579	3,840
Deferred income tax liability	197	141
Lease liabilities – long-term	1,971	2,309
Total liabilities	6,747	6,290
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and 2019, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,770,752 and 3,786,398 shares issued and outstanding as of December 31, 2020 and 2019, respectively.	4	4
Additional paid-in capital	22,214	22,275
Other accumulated comprehensive loss	(19)	(16)
Retained earnings	5,943	3,837
Total stockholders' equity	28,142	26,100
Total liabilities and stockholders’ equity	$34,889	$32,390

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)
Revenues	$4,744	$3,959	$18,526	$16,295
Cost of revenue	1,413	1,306	5,415	5,080
Gross profit	3,331	2,653	13,111	11,215
Operating costs and expenses:
General and administrative	1,564	1,174	5,029	5,086
Sales and marketing	993	985	3,812	3,551
Product development	254	251	825	1,219
Depreciation and amortization	151	226	751	885
Total operating costs and expenses	2,962	2,636	10,417	10,741
Operating income	369	17	2,694	474
Other income
Gain on extinguishment of debt	80		80	—
Interest income, net	1	56	56	321
Net income before income taxes	450	73	2,830	795
Income tax expense	131	4	724	109
Net income	$319	$69	$2,106	$686
Income per share – basic	$0.08	$0.02	$0.56	$0.18
Income per share - diluted	$0.08	$0.02	$0.56	$0.18
Weighted average number of common shares outstanding - basic	3,756	3,796	3,755	3,839
Weighted average number of common shares outstanding - diluted	3,803	3,827	3,784	3,861

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$2,106	$686
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	304	753
Depreciation and amortization	1,348	1,667
Deferred income taxes	312	(528)
Non-cash interest expense	19	25
Stock-based compensation expense	273	523
Gain on extinguishment of debt	(80)	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(761)	(1,210)
Decrease (increase) in other assets	177	362
Increase (decrease) in accounts payable	37	(117)
Increase (decrease) in deferred revenue	391	559
Increase (decrease) in accrued expenses and other liabilities	260	144
Net cash provided by operating activities	4,386	2,864

Cash flows from investing activities
Purchase of fixed assets	(27)	(420)
Purchase of acquired businesses, net of cash received	—	(2,788)
Capitalized software	—	(20)
Net cash used in investing activities	(27)	(3,228)

Cash flows from financing activities
Payment for stock repurchase and retirement	(785)	(773)
Payment on notes payable	(240)	(320)
Proceeds from exercise of stock options, net of income taxes	451	—
Net cash used in financing activities	(574)	(1,093)

Net change in cash	3,785	(1,457)
Cash- beginning	15,766	17,222
Currency translation adjustment	5	1
Cash- ending	$19,556	$15,766

Supplemental disclosures:
Cash paid for income taxes	$458	$340
Non-cash activities:
Right-of-use assets obtained in exchange for lease liabilities	$—	$2,856

SOURCE: Issuer Direct Corporation